EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Schedule 13D dated May 5, 2008 relating to the common stock, par value $0.0001, of Argyle Security, Inc. shall be filed on behalf of the undersigned.

MEZZANINE MANAGEMENT FUND IV A
By:	/s/ S. Arthur Morris
Name:	S. Arthur Morris
Title:	Authorized Signatory

MEZZANINE MANAGEMENT FUND IV COINVEST A
By:	/s/ S. Arthur Morris
Name:	S. Arthur Morris
Title:	Authorized Signatory

MEZZANINE MANAGEMENT LIMITED
By:	/s/ S. Arthur Morris
Name:	S. Arthur Morris
Title:	Authorized Signatory

/s/ Rory Brooks
RORY BROOKS

/s/ James Read
JAMES READ